                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
Pennsylvania Real Estate Investment Trust:

We have audited the accompanying consolidated balance sheets of Pennsylvania Real Estate Investment Trust (a Pennsylvania Trust) and Subsidiaries as of December 31, 1997, August 31, 1997 and August 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the four month period ended December 31, 1997 and for each of the three years in the period ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements for Lehigh Valley Mall Associates, a partnership in which the Company has a 50 percent interest which is reflected in the accompanying financial statements using the equity method of accounting. The equity in net income of Lehigh Valley Mall Associates represents 19 percent, 23 percent, 31 percent and 32 percent of net income for the four month period ended December 31, 1997 and for the years ended August 31, 1997, 1996, and 1995, respectively. The financial statements of Lehigh Valley Mall Associates were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for Lehigh Valley Mall Associates, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Pennsylvania Real Estate Investment Trust and Subsidiaries as of December 31, 1997, August 31, 1997 and August 31, 1996, and the results of their operations and their cash flows for the four month period ended December 31, 1997 and for each of the three years in the period ended August 31, 1997, in conformity with generally accepted accounting principles.


                                                         /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
    December 21, 1998

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                             December 31,         August 31,          August 31,
                                                                1997                1997                1996
                                                            ------------        ------------        ------------
INVESTMENTS IN REAL ESTATE, at cost (Notes 1 and 3):
     Multifamily properties                                 $161,270,000        $159,967,000        $156,102,000
     Retail properties                                       120,209,000          37,398,000          37,362,000
     Industrial properties                                     5,078,000           5,078,000           5,078,000
     Properties under development                              1,369,000                  --                  --
                                                            ------------        ------------        ------------

                  Total investments in
                    real estate                              287,926,000         202,443,000         198,542,000

     Less- Accumulated depreciation                           53,171,000          50,711,000          44,693,000
                                                            ------------        ------------        ------------

                                                             234,755,000         151,732,000         153,849,000

INVESTMENT IN PREIT-RUBIN, INC., at equity                     4,853,000                  --                  --

INVESTMENTS IN AND ADVANCES
 TO PARTNERSHIPS AND JOINT
 VENTURES, at equity
 (Notes 1 and 4)                                              14,505,000           1,039,000          16,995,000

ADVANCES TO PREIT-RUBIN, INC. (Note 3)                         3,413,000                  --                  --
                                                            ------------        ------------        ------------

                                                             257,526,000         152,771,000         170,844,000
   Less- Allowance for possible losses                         1,770,000           1,831,000           2,042,000
                                                            ------------        ------------        ------------

                                                             255,756,000         150,940,000         168,802,000

OTHER ASSETS:
   Cash and cash equivalents                                   1,324,000           1,399,000           1,030,000
   Notes receivable                                                   --                  --           1,649,000
   Rents and sundry receivables                                  441,000             590,000             608,000
   Deferred costs, prepaid real estate
     taxes and expenses, net (Note 1)                          8,045,000           7,393,000           5,636,000
   Deposits on properties                                             --           5,335,000                  --
                                                            ------------        ------------        ------------

                                                            $265,566,000        $165,657,000        $177,725,000
                                                            ============        ============        ============

        The accompanying notes are an integral part of these statements.

                                   (Continued)

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                           CONSOLIDATED BALANCE SHEETS


                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                   (Continued)

                                                         December 31,         August 31,            August 31,
                                                             1997                1997                  1996
                                                         -------------       -------------       -------------
LIABILITIES:
   Mortgage notes payable (Note 6)                       $  99,364,000       $  83,528,000       $  84,833,000
   Bank and other loans payable (Note 6)                     4,575,000          33,884,000          39,315,000
   Tenants' deposits and deferred rents                      1,317,000           1,346,000           1,422,000
   Accrued pension and retirement benefits
     (Notes 1 and 8)                                         1,011,000           1,091,000           1,207,000
   Accrued expenses and other liabilities                    4,964,000           4,369,000           3,901,000
                                                         -------------       -------------       -------------

                                                           111,231,000         124,218,000         130,678,000
                                                         -------------       -------------       -------------

MINORITY INTEREST (Note 3)                                  15,805,000             540,000             542,000
                                                         -------------       -------------       -------------

COMMITMENTS AND CONTINGENCIES (Note 11)                             --                  --                  --

SHAREHOLDERS' EQUITY (Notes 1 and 9):
   Shares of beneficial interest, $1 par;
     authorized unlimited; issued and
     outstanding 13,288,848, 8,685,098, and
     8,676,098 shares at December 31, 1997,
     August 31, 1997 and 1996, respectively                 13,289,000           8,685,000           8,676,000
   Capital contributed in excess of par                    144,746,000          53,599,000          53,133,000
   Distributions in excess of net income                   (19,505,000)        (21,385,000)        (15,304,000)
                                                         -------------       -------------       -------------

                                                           138,530,000          40,899,000          46,505,000
                                                         -------------       -------------       -------------

                                                         $ 265,566,000       $ 165,657,000       $ 177,725,000
                                                         =============       =============       =============




        The accompanying notes are an integral part of these statements.

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                        CONSOLIDATED STATEMENTS OF INCOME

                                                 For the Four
                                                 Month Period
                                                     Ended                For the Fiscal Years Ended August 31,
                                                 December 31,      -------------------------------------------------
                                                      1997               1997               1996               1995
                                                ------------       ------------       ------------       ------------
REVENUES:
    Gross revenues from real estate             $ 17,170,000       $ 40,231,000       $ 38,985,000       $ 36,978,000
    Interest and other income                         82,000            254,000            171,000            176,000
                                                ------------       ------------       ------------       ------------

                                                  17,252,000         40,485,000         39,156,000         37,154,000
                                                ------------       ------------       ------------       ------------
EXPENSES:
    Property operating expenses                    6,835,000         16,289,000         16,102,000         14,859,000
    Depreciation and amortization                  2,695,000          6,259,000          5,908,000          5,286,000
    General and administrative expenses            1,088,000          3,324,000          3,119,000          3,091,000
    Interest expense                               4,349,000          9,086,000          9,831,000          8,908,000
    Provisions for losses on investments                  --            500,000                 --                 --
                                                ------------       ------------       ------------       ------------

                                                  14,967,000         35,458,000         34,960,000         32,144,000
                                                ------------       ------------       ------------       ------------
       Income before equity in
         unconsolidated entities, gains
         on sales of interests in real
         estate, minority interest and
         extraordinary item                        2,285,000          5,027,000          4,196,000          5,010,000

EQUITY IN INCOME OF PREIT-RUBIN, INC
    (Notes 3 and 5)                                  260,000                 --                 --                 --

EQUITY IN INCOME OF PARTNERSHIPS AND JOINT
    VENTURES (Note 4)                              2,101,000          4,337,000          6,258,000          6,381,000

GAINS ON SALES OF INTERESTS IN REAL ESTATE         2,090,000          1,069,000            865,000            119,000
                                                ------------       ------------       ------------       ------------

       Income before minority interest and
         extraordinary item                        6,736,000         10,433,000         11,319,000         11,510,000

MINORITY INTEREST (Note 3)                          (474,000)          (198,000)          (275,000)          (285,000)
                                                ------------       ------------       ------------       ------------

INCOME BEFORE EXTRAORDINARY ITEM                   6,262,000         10,235,000         11,044,000         11,225,000

EXTRAORDINARY ITEM--LOSS ON EARLY
   EXTINGUISHMENT OF DEBT (Note 6)                  (300,000)                --                 --                 --
                                                ------------       ------------       ------------       ------------

NET INCOME                                      $  5,962,000       $ 10,235,000       $ 11,044,000       $ 11,225,000
                                                ============       ============       ============       ============

BASIC INCOME PER SHARE
   (Note 7)                                     $        .66       $       1.18       $       1.27       $       1.29
                                                ============       ============       ============       ============

DILUTED INCOME PER SHARE
   (Note 7)                                     $        .66       $       1.18       $       1.27       $       1.29
                                                ============       ============       ============       ============


        The accompanying notes are an integral part of these statements.

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                         FOR THE FOUR MONTH PERIOD ENDED

                     DECEMBER 31, 1997 AND THE THREE FISCAL

                           YEARS ENDED AUGUST 31, 1997


                                                            Shares of          Capital
                                                           Beneficial        Contributed       Distributions
                                                            Interest          In Excess        in Excess of
                                                             $1 Par            of Par           Net Income
                                                          ------------      ------------      ------------
BALANCE, SEPTEMBER 1, 1994                                $  8,670,000      $ 53,039,000      $ (4,961,000)
     Net income                                                     --                --        11,225,000
     Shares issued upon exercise of
         options (Note 9)                                        6,000            94,000              --
     Distributions paid to shareholders
         ($1.88 per share)                                          --                --       (16,302,000)
                                                          ------------      ------------      ------------

BALANCE, AUGUST 31, 1995                                     8,676,000        53,133,000       (10,038,000)
     Net income                                                     --                --        11,044,000
     Distributions paid to shareholders
         ($1.88 per share)                                          --                --       (16,310,000)
                                                          ------------      ------------      ------------

BALANCE, AUGUST 31, 1996                                     8,676,000        53,133,000       (15,304,000)
     Net income                                                   --                --          10,235,000
     Shares issued upon exercise of options
         (Note 9)                                                9,000           166,000                --
     Issuance of compensatory stock options
         (Note 9)                                                   --           300,000                --
     Distributions paid to shareholders
         ($1.88 per share)                                          --                --       (16,316,000)
                                                          ------------      ------------      ------------

BALANCE, AUGUST 31, 1997                                     8,685,000        53,599,000       (21,385,000)
     Net income                                                     --                --         5,962,000
     Shares issued upon exercise of options
         (Note 9)                                                4,000            64,000                --
     New shares issued (Note 9)                              4,600,000        91,083,000                --
     Distributions paid to shareholders
         ($.47 per share)                                           --                --        (4,082,000)
                                                          ------------      ------------      ------------

BALANCE, DECEMBER 31, 1997                                $ 13,289,000      $144,746,000      $(19,505,000)
                                                          ============      ============      ============

        The accompanying notes are an integral part of these statements.

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     For the Four
                                                                     Month Period
                                                                         Ended            For the Fiscal Years Ended August 31,
                                                                     December 31,   ------------------------------------------------
                                                                         1997           1997             1996             1995
                                                                   ------------     ------------     ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                      $  5,962,000     $ 10,235,000     $ 11,044,000     $ 11,225,000
   Adjustments to reconcile net income to net cash
    provided by operating activities-
       Minority interest                                                474,000          198,000          275,000          285,000
       Depreciation and amortization                                  2,695,000        6,259,000        5,908,000        5,286,000
       Gains on sales of interests in real estate                    (2,090,000)      (1,069,000)        (865,000)        (119,000)
       Provision for losses on investments                                   --          500,000               --               --
       Issuance of compensatory stock options                                --          300,000               --               --
       Loss on early extinguishment of debt                             300,000               --               --               --
       Equity in income of PREIT-RUBIN, INC                            (260,000)              --               --               --
       Decrease in allowance for possible losses                        (61,000)        (710,000)        (734,000)        (460,000)
       Change in assets and liabilities-
         Rents and sundry receivables                                   149,000           18,000         (192,000)         (18,000)
         Deferred costs, prepaid real estate taxes and expenses      (3,075,000)         (10,000)        (356,000)        (837,000)
         Accrued pension and retirement benefits                        (80,000)        (116,000)          (6,000)         130,000
         Accrued expenses and other liabilities                         296,000         (310,000)         (54,000)       1,042,000
         Tenants' deposits and deferred rents                           (29,000)         (76,000)          70,000          138,000
                                                                   ------------     ------------     ------------     ------------
            Net cash provided by operating activities                 4,281,000       15,219,000       15,090,000       16,672,000
                                                                   ------------     ------------     ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investments in wholly owned real estate                          (47,972,000)      (3,901,000)      (3,685,000)     (38,058,000)
   Investment in property under development                          (1,246,000)              --               --               --
   Investments in partnerships and joint ventures                    (9,947,000)      (2,649,000)        (897,000)      (1,732,000)
   Investment in and advances to PREIT-RUBIN, INC                    (1,448,000)              --               --               --
   Cash distributions from partnerships and joint ventures
     in excess of (less than) equity in income                         (518,000)      17,605,000          889,000         (127,000)
   Cash proceeds from sales of real estate investments                       --               --        5,163,000               --
   Cash proceeds from sales of interests in partnerships              3,862,000        2,069,000               --               --
   Cash distributions to minority partners                              (44,000)        (200,000)        (261,000)        (165,000)
   Decrease in notes receivable                                              --        1,649,000               --               --
   Deposits on agreement to purchase                                         --       (5,336,000)              --               --
   Deferred acquisition costs                                                --       (1,488,000)        (276,000)              --
                                                                   ------------     ------------     ------------     ------------
            Net cash (used in) provided by investing activities     (57,313,000)       7,749,000          933,000      (40,082,000)
                                                                   ------------     ------------     ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal installments on mortgage notes payable                  (9,318,000)      (1,305,000)      (1,123,000)        (821,000)
   Increase in mortgage notes payable                                        --               --        8,800,000       35,000,000
   Repayment of bank loans payable                                  (29,309,000)              --               --               --
   Prepayment of mortgage notes payable                                      --               --       (1,749,000)              --
   Proceeds from bank loan payable                                           --               --               --       39,379,000
   Decrease in bank loan payable                                             --       (5,431,000)      (5,005,000)     (35,000,000)
   Decrease (increase) in deferred financing costs                           --          278,000         (704,000)              --
   Payment of deferred financing costs                                 (859,000)              --               --               --
   Shares of beneficial interest issued                              96,829,000          175,000               --          100,000
   Distributions paid to shareholders                                (4,082,000)     (16,316,000)     (16,310,000)     (16,302,000)
   Distributions paid to OP Unit holders                               (304,000)              --               --               --
                                                                   ------------     ------------     ------------     ------------
            Net cash provided by (used in) financing activities      52,957,000      (22,599,000)     (16,091,000)      22,356,000
                                                                   ------------     ------------     ------------     ------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                    (75,000)         369,000          (68,000)      (1,054,000)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                        1,399,000        1,030,000        1,098,000        2,152,000
                                                                   ------------     ------------     ------------     ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                           $  1,324,000     $  1,399,000     $  1,030,000     $  1,098,000
                                                                   ============     ============     ============     ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
Net assets acquired                                                $         --     $         --     $         --     $  3,590,000
Liabilities assumed (primarily bank loans payable)                           --               --               --       (3,804,000)
                                                                   ------------     ------------     ------------     ------------
                                                                   $         --     $         --     $         --     $   (214,000)
                                                                   ============     ============     ============     ============
Accrual of acquisition costs                                       $         --     $    778,000     $         --     $         --
                                                                   ============     ============     ============     ============




        The accompanying notes are an integral part of these statements.

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE FOUR MONTH PERIOD ENDED DECEMBER 31, 1997

                AND THE THREE FISCAL YEARS ENDED AUGUST 31, 1997



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Operations

Pennsylvania Real Estate Investment Trust (collectively with its subsidiaries, the "Company") is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") which acquires, develops, redevelops and operates retail and multifamily properties. Substantially all of the Company's properties are located in the Eastern United States, with concentrations in the Mid-Atlantic states and in Florida.

The Company's interest in its properties is held through PREIT Associates, L.P. (the "Operating Partnership"). The Company is the sole general partner of the Operating Partnership and, as of December 31, 1997, the Company held a 95.4% interest in the Operating Partnership. The Operating Partnership holds a 95% economic interest in PREIT-RUBIN, INC. (the "Management Company") through its ownership of 95% of the Management Company's non-voting preferred stock.

Consolidation

The Company consolidates its accounts and the accounts of the Operating Partnership and reflects the remaining interest in the Operating Partnership as minority interest. One partnership in which the Company is a 65% general partner, and has control as provided in the partnership agreement, has been consolidated for financial statement presentation. The minority partner's interest is 35%. All significant intercompany accounts and transactions have been eliminated in consolidation.

Investment in Management Company

The Company's investment in the Management Company is accounted for using the equity method. See Note 5 for further discussion.

Partnership and Joint Venture Investments

In accordance with the American Institute of Certified Public Accountants' Statement of Position 78-9, "Accounting for Investments in Real Estate Ventures," the Company accounts for its investment in partnerships and joint ventures which it does not control using the equity method of accounting. These investments, which represent 25% to 70% noncontrolling ownership interests, are recorded initially at the Company's cost and subsequently adjusted for the Company's net equity in income and cash contributions and distributions.

Statements of Cash Flows

The Company considers all highly liquid short-term investments with an original maturity of three months or less to be cash equivalents. Cash paid for interest was $4,412,000, $8,963,000, $9,962,000 and $8,619,000 for the four month period ended December 31, 1997, and the fiscal years ended August 31, 1997, 1996 and 1995, respectively.

Capitalization of Costs

It is the Company's policy to capitalize interest and real estate taxes related to construction in progress and to depreciate these costs over the life of the related assets in order to more properly match revenues and expenses. These items are capitalized for income tax purposes and amortized or depreciated in accordance with the provisions of the Internal Revenue Code. For the four month period ended December 31, 1997, the Company capitalized interest and real estate taxes of $247,000. No interest or taxes were capitalized for the fiscal years ended August 31, 1997, 1996 and 1995.

The Company has capitalized as deferred costs certain expenditures related to the financing and leasing of certain properties. Capitalized loan fees are being amortized over the term of the related loans and leasing commissions are being amortized over the term of the related leases.

During the fiscal year ended August 31, 1997, the Company capitalized certain deposits associated with the planned future purchase of two regional malls. These deposits were applied to the respective properties upon consummation of the transaction described in Note 3.

Depreciation

The Company, for financial reporting purposes, depreciates its buildings, equipment and leasehold improvements over their estimated useful lives of 10 to 40 years, using the straight-line method of depreciation. For federal income tax purposes, the Company currently uses the straight-line method of depreciation and the useful lives prescribed by the Internal Revenue Code.

Allowance for Possible Losses

The Company determines asset impairment, if any, in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This Statement requires long-lived assets to be held and used by the Company to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for these assets is based on the fair market value of the assets.

During 1997, an impairment loss of approximately $500,000 was recorded following the expiration of an option to sell certain land parcels held by a partnership in which the Company holds an equity interest.

Benefit Plans

The Company has provided pension benefits since 1970 for all employees, excluding the Chairman, for whom retirement benefits are provided in an employment contract.

With regard to the Chairman's employment contract, no provision was required for the four months ended December 31, 1997 or for the fiscal years ended August 31, 1997, 1996 and 1995.

Derivative Financial Instruments

In managing interest rate exposure on certain floating rate debt, the Company at times enters into interest rate swap and cap agreements. When interest rates change, the differential to be paid or received is accrued as interest expense and is recognized over the life of the swap agreements. The costs of cap transactions are deferred and amortized over the contract period. The amortized costs of cap transactions and interest income and interest expense on swap transactions are included in mortgage and bank loan interest.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. This Statement will be effective for the Company's calendar year 2000. This Statement must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997. The Company does not expect the adoption of this Statement to have a material impact on its financial position or results of operations.

Income Taxes

The Company has elected to qualify as a real estate investment trust under Sections 856-860 of the Internal Revenue Code and intends to remain so qualified. Accordingly, no provision for Federal income taxes has been reflected in the financial statements.

Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from net income reported for financial reporting purposes due to differences in cost basis, differences in the estimated useful lives used to compute depreciation and differences between the allocation of the Company's net income and loss for financial reporting purposes and for tax reporting purposes.

The Company is subject to a Federal excise tax computed on a calendar year. The excise tax equals 4% of the excess, if any, of 85% of the Company's ordinary income plus 95% of the Company's capital gain net income for the calendar year over cash distributions during the calendar year, as defined. The Company has in the past distributed a substantial portion of its taxable income in the subsequent fiscal year and may also follow this policy in the future.

No provision for excise tax was made for the four months ended December 31, 1997 or for the fiscal years 1997, 1996 and 1995 as no tax was due.

The tax status of distributions paid to shareholders was composed of the following for the four month period ended December 31, 1997 and the calendar years ended December 31, 1997, 1996 and 1995:



                                                       Years Ended December 31,
                                        -------------------------------------------------
                                              1997              1996               1995
                                        ----------------  -----------------  ------------

     Ordinary income                       $    1.66         $    1.72          $    1.88
     Capital gains                               .22               .16                 --
                                           ---------         ---------          ---------
                                           $    1.88         $    1.88          $    1.88
                                           =========         =========          =========

The Management Company is subject to Federal and state income taxes. The operating results of the Management Company include a provision for income taxes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current period presentation.

2.   CHANGE IN FISCAL YEAREND:

On October 14, 1997, the Company filed a Form 8-K announcing their intention to change their fiscal yearend from August 31 to December 31. On February 17, 1998, the Company filed a Transition Report on Form 10-Q which included their results for the period September 1, 1997 through December 31, 1997 and the comparable period. Listed below is unaudited income statement information with respect to the four months ended December 31, 1996:

     Revenues                                                $   13,397,000
     Net income                                              $    4,842,000
     Basic income per share                                  $          .56
     Diluted income per share                                $          .56

3.   THE TRO TRANSACTION:

On September 30, 1997, the Company completed a series of related transactions pursuant to which the Company: (i) transferred substantially all of its real estate interests to PREIT Associates, L.P. of which the Company is the sole general partner; (ii) the Operating Partnership acquired all of the nonvoting common shares of The Rubin Organization, Inc. ("TRO") a commercial real estate development and management firm (renamed "PREIT-RUBIN, Inc."), constituting 95% of the total equity of PREIT-RUBIN, Inc. in exchange for the issuance of 200,000 Class A Operating Partnership ("OP") Units and a provision to issue up to 800,000 additional Class A OP Units over the next five years according to a formula based upon the Company's per share growth in adjusted funds from operations; (iii) the Operating Partnership acquired the interests of certain affiliates of TRO ("TRO Affiliates") in The Court at Oxford Valley, Magnolia Mall, North Dartmouth Mall and Springfield Park; (iv) the Operating Partnership agreed to acquire the interests of TRO Affiliates in Hillview Shopping Center and Northeast Tower Center, at prices based upon a pre-determined formula; and
(v) the Operating Partnership acquired the development rights of certain TRO Affiliates, subject to related obligations, in Christiana Power Center (Phases I and II), Red Rose Commons and Blue Route Metroplex.

The following pro forma financial information of the Company for the four month period ended December 31, 1997 and the fiscal year ended August 31, 1997 gives effect to the properties acquired as if the purchases had occurred on September 1, 1997.

                                                                                    (Unaudited)
                                                                           Four Month          Fiscal Year
                                                                          Period Ended            Ended
                                                                          December 31,          August 31,
                                                                              1997                 1997
                                                                        -----------------  -----------------

Pro forma total revenues                                                $     18,292,000   $     53,209,000
Pro forma net income                                                    $      6,692,000   $     10,459,000
Basic pro forma net income per common share                             $            .71   $           1.21
Diluted pro forma net income per common share                           $            .71   $           1.20

The pro forma financial information presented within this footnote is not necessarily indicative of the results which actually would have occurred if the acquisitions had been consummated on September 1, 1997, nor does the pro forma information purport to represent the results of operations for future periods.

As part of the September 30, 1997 transactions discussed above, the Company entered into a contribution agreement (the "TRO Contribution Agreement") which includes a provision to issue up to 800,000 additional Class A OP units over the five-year period beginning October 1, 1997 and September 30, 2002 according to a formula based upon the Company's adjusted funds from operations per share during the five-year period. The TRO Contribution Agreement establishes "hurdle" and "target" levels set forth for the Company's adjusted funds from operations per share during specified earn-out periods to determine whether, and to what extent, the contingent OP units will be issued. The Company intends to account for the issuance of contingent OP units as additional purchase price when such amounts are determinable.

All of the acquisitions described above have been recorded by the Company using the purchase method of accounting. The Company accounts for its noncontrolling investment in PREIT-RUBIN, Inc. using the equity method. The excess of the purchase price of PREIT-RUBIN, Inc. over the fair value of net assets acquired is being amortized over 35 years.

The following table summarizes the consideration paid to acquire the assets and businesses described above:

                                                                              Net              Other              Total
                                          Class A         Cash Paid       Liabilities       Transaction         Purchase
                                         OP Units        (Received)         Assumed            Costs              Price
                                         --------        ----------    ---------------   ----------------   ----------------
Investment in
    PREIT-RUBIN, Inc.                $     4,680,000  $      (878,000)  $            --  $        793,000   $      4,595,000
Investment in The Court
    at Oxford Valley                       5,458,000          683,000                --           688,000          6,829,000
Magnolia Mall                              5,000,000       15,165,000        25,154,000           977,000         46,296,000
North Dartmouth Mall                              --       35,000,000                --           986,000         35,986,000
Development Properties                            --        6,446,000                --         1,859,000          8,305,000
                                     ---------------  ---------------   ---------------  ----------------   ----------------

                                     $    15,138,000  $    56,416,000   $    25,154,000  $      5,303,000   $    102,011,000
                                     ===============  ===============   ===============  ================   ================

4.   INVESTMENTS IN PARTNERSHIPS AND JOINT VENTURES:

The following table presents summarized financial information as to the Company's equity in the assets and liabilities of 22, 22, and 26 partnerships and joint ventures at December 31, 1997, August 31, 1997 and 1996, respectively, and 3 properties under development at December 31, 1997, and the Company's equity in income for the four month period ended December 31, 1997 and the fiscal years ended August 31, 1997, 1996, and 1995:

                                                                                                         August 31,
                                                                          December 31,     -------------------------------------
                               ASSETS                                         1997                1997              1996
                               ------                                  -----------------   ----------------  -------------------
Investments in real estate, at cost:
   Multifamily properties                                              $     108,236,000   $    107,604,000  $     105,480,000
   Industrial property                                                         1,275,000          1,264,000          1,264,000
   Retail properties                                                         160,684,000        120,660,000        128,936,000
   Properties under development                                                7,378,000                 --                 --
   Land                                                                        4,446,000          4,446,000          4,446,000
                                                                       -----------------   ----------------  -----------------
                  Total investments in real estate                           282,019,000        233,974,000        240,126,000
   Less- Accumulated depreciation                                             71,155,000         71,838,000         73,989,000
                                                                       -----------------   ----------------  -----------------
                                                                             210,864,000        162,136,000        166,137,000
Cash and cash equivalents                                                      8,442,000          6,031,000          5,589,000
Deferred costs, prepaid real estate taxes and other, net                      20,469,000          5,728,000          6,020,000
                                                                       -----------------   ----------------  -----------------

           Total assets                                                      239,775,000        173,895,000        177,746,000
                                                                       -----------------   ----------------  -----------------

                                                                                                         August 31,
                                                                          December 31,     -------------------------------------
               LIABILITIES AND PARTNERS' EQUITY                               1997                1997              1996
               --------------------------------                        -----------------   ----------------  -------------------
Mortgage notes payable                                                       213,018,000        162,097,000        133,578,000
Bank loans payable                                                             6,724,000          8,770,000          9,124,000
Due to the Company                                                             3,371,000          3,118,000          2,795,000
Other liabilities                                                              7,601,000          4,341,000          4,436,000
                                                                       -----------------   ----------------  -----------------

           Total liabilities                                                 230,714,000        178,326,000        149,933,000
                                                                       -----------------   ----------------  -----------------

Net equity (deficit)                                                           9,061,000         (4,431,000)        27,813,000
Partners' share                                                               (5,444,000)        (5,470,000)       (10,818,000)
                                                                       -----------------   ----------------  -----------------

Investment in and advances to partnerships and
    joint ventures                                                     $      14,505,000   $      1,039,000  $      16,995,000
                                                                       =================   ================  =================

               EQUITY IN INCOME OF PARTNERSHIPS AND JOINT VENTURES


                                                        For the
                                                       Four Month
                                                      Period Ended              For the Fiscal Years Ended August 31,
                                                      December 31,      --------------------------------------------------
                                                          1997                1997            1996               1995
                                                   ------------------   ---------------  ---------------   ---------------

Gross revenues from real estate                     $     19,258,000    $    52,446,000  $    53,209,000   $    52,339,000
                                                    ----------------    ---------------  ---------------   ---------------
   Expenses:
     Property operating expenses                           7,122,000         20,774,000       21,724,000        20,477,000
     Mortgage and bank loan interest                       5,205,000         14,908,000       11,984,000        12,463,000
     Depreciation and amortization                         2,609,000          6,978,000        6,833,000         6,502,000
                                                   -----------------    ---------------  ---------------   ---------------

                                                          14,936,000         42,660,000       40,541,000        39,442,000
                                                   -----------------    ---------------  ---------------   ---------------

                                                           4,322,000          9,786,000       12,668,000        12,897,000
Partners' share                                           (2,221,000)        (5,449,000)      (6,410,000)       (6,516,000)
                                                   -----------------    ---------------  ---------------   ---------------

Equity in income of partnerships and joint
   ventures                                         $      2,101,000    $     4,337,000  $     6,258,000   $     6,381,000
                                                    ================    ===============  ===============   ===============

Mortgage notes payable which are secured by the related properties, are due in installments over various terms extending to the year 2016 with interest rates ranging from 7.28% to 10.25% with an average interest rate of 7.93%. Principal payments are due as follows:

For the years ended December 31:

 1998                                                     $     13,146,000
 1999                                                            9,174,000
 2000                                                           20,017,000
 2001                                                            4,413,000
 2002                                                            4,718,000
 2003 and thereafter                                           161,549,000
                                                          ----------------

                                                          $    213,017,000
                                                          ================

The liability under each mortgage note is limited to the particular property except for two loans in the amount of $8,334,000 which are guaranteed by the partners of the respective partnerships, including the Company. In addition, one bank loan in the amount of $867,000 has been guaranteed by the partners of the partnership including the Company.

The Company's investments in certain partnerships and joint ventures reflect cash distributions in excess of the Company's net investments totaling $5,898,000, $5,833,000 and $5,976,000 for the four month period ended December 31, 1997 and the fiscal years ended August 31, 1997 and 1996, respectively. The Company is generally entitled to a priority return on these investments.

The Company has a 50% partnership interest in Lehigh Valley Mall Associates which is included in the amounts above. Summarized financial information as of December 31, 1997, August 31, 1997, 1996 and 1995 and for the four month period ended December 31, 1997 and the fiscal years ended August 31, 1997, 1996 and 1995 for this investment which is accounted for by the equity method is as follows:

                                                   For the
                                                 Four Month
                                                Period Ended                 For the Fiscal Years Ended August 31,
                                                December 31,      --------------------------------------------------------
                                                    1997                 1997                1996                1995
                                            -------------------   ----------------    ----------------    ----------------

Total assets                                 $    24,943,000      $     24,645,000    $     23,552,000    $     20,858,000
Mortgages payable                                 53,157,000            53,406,000          22,489,000          22,227,000
Revenues                                           4,266,000            14,840,000          13,823,000          13,667,000
Property operating expenses                        1,508,000             4,657,000           4,198,000           3,412,000
Interest expense                                   1,289,000             4,638,000           1,998,000           2,040,000
Net income                                         2,313,000             4,660,000           6,915,000           7,548,000
Equity in income of partnership                    1,157,000             2,330,000           3,458,000           3,774,000

5.   INVESTMENT IN PREIT-RUBIN, INC.:

PREIT-RUBIN, Inc. is responsible for various activities including: management, leasing and real estate development of certain of the Company's properties and for properties on behalf of third parties. Total management fees paid by the Company's properties to PREIT-RUBIN, Inc. are included in property operating expenses in the accompanying consolidated statements of income and amounted to $35,000 for the four month period ended December 31, 1997.

Summarized unaudited financial information for PREIT-RUBIN, Inc. as of and for the four month period ended December 31, 1997 is as follows:


Total assets                                                  $    13,859,000
                                                              ===============

Management fees                                               $     1,377,000
Leasing commissions                                                 1,877,000
Development fees                                                      124,000
Other revenues                                                      2,334,000
                                                              ---------------
Total revenue                                                 $     5,712,000
                                                              ===============

Net income                                                    $       303,000
                                                              ===============

Company's share of net income                                 $       260,000
                                                              ===============

6    MORTGAGE NOTES AND BANK LOANS PAYABLE:

Mortgage Notes Payable:

Mortgage notes payable which are secured by the related properties are due in installments over various terms extending to the year 2025 with interest at rates ranging from 5.90% to 9.50% with an average interest rate of 8.07%. Principal payments are due as follows:

For the years ended December 31:

1998                                                          $    35,301,000
1999                                                                1,490,000
2000                                                                1,610,000
2001                                                                1,750,000
2002                                                                1,885,000
2003 and thereafter                                                57,328,000
                                                              ---------------
                                                              $    99,364,000
                                                              ===============

The carrying values of the mortgage notes and bank loans payable at December 31, 1997, August 31, 1997 and 1996 were approximately equal to their respective fair values, as determined by using year-end interest rates and market conditions. At December 31, 1997, the fair value of the interest rate protection referred to above was approximately $0. In the event that the Company wanted to terminate the swap agreement referred to above, the amount which would be payable at December 31, 1997 was approximately $132,000.

Credit Facility:

On September 30, 1997, the Operating Partnership entered into a $150 million revolving credit facility (the "Credit Facility"). The obligations of the Operating Partnership under the Credit Facility have been guaranteed by the Company.

The Credit Facility is for an initial term of two years and bears interest, at the borrowers election, at (i) the higher of prime rate, or the Federal Funds lending rate plus .5%, or (ii) the London Interbank Offered Rate plus margins ranging from 1.1% to 1.7%, depending on the Company's consolidated Leverage Ratio, as defined.

The Credit Facility requires the Company to maintain ongoing compliance with a number of customary financial and other covenants, including leverage ratios based on gross asset value, fixed charge coverage ratios and a minimum tangible net worth requirement. Until the Company reduces its leverage ratio below 50%, the lending banks will hold unrecorded mortgages on eleven unencumbered properties which the Operating Partnership owns, directly or indirectly, and would be entitled to record such mortgages upon any event of default.

As of December 31, 1997, the Operating Partnership had $10.3 million outstanding on the Credit Facility ($4.6 million on wholly-owned properties and $5.7 million on joint venture properties). The weighted average interest rate based on amounts borrowed on the credit facility was 7.48% for the four month period ended December 31, 1997.

At December 31, 1997, the Company was in compliance with all debt covenants.

During 1995, the Company purchased interest rate protection at a cost of $250,000 on $15,000,000 of outstanding debt limiting the 30-day LIBOR rate to 7.5% for three years. The Company also limited its exposure to increases in LIBOR on $20,000,000 of its floating rate debt by entering into a swap agreement which fixes a rate of 6.12% versus 30-day LIBOR through June 2001.

The Company is exposed to credit loss in the event of nonperformance by counterparties to the interest rate protection agreements; however, the Company does not anticipate nonperformance by the counterparties.

During the four month period ended December 31, 1997, the Company wrote off unamortized deferred financing costs of $300,000 in connection with the refinancing of its Credit Facility. The write off of these costs has been reflected as an extraordinary loss on the accompanying consolidated statement of income for the four month period ended December 31, 1997.

7.   NET INCOME PER SHARE:

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share" ("SFAS No. 128").

SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS"). Basic earnings per share are based on the weighted average number of common shares outstanding during the year. Diluted earnings per share are based on the weighted average number of shares outstanding during the year adjusted to give effect to common shares equivalents. All per share amounts for all periods presented have been restated to conform to SFAS No. 128. A reconciliation between basic and diluted EPS is shown below (in thousands, except per share data).


                                       For the
                                      Four Month
                                     Period Ended                          For the Fiscal Years Ended August 31,
                                      December 31,      ----------------------------------------------------------------------
                                         1997                    1997                     1996                    1995
                                ---------------------   ---------------------    ---------------------   ---------------------
                                   Basic      Diluted      Basic       Diluted      Basic      Diluted      Basic      Diluted
                                   -----      -------      -----       -------      -----      -------      -----      -------
Income before extra-
   ordinary item                $   6,262   $   6,262   $  10,235    $  10,235   $  11,044   $  11,044   $  11,225   $  11,225
Extraordinary item                   (300)       (300)         --           --          --          --          --          --
                                ---------   ---------   ---------    ---------   ---------   ---------   ---------   --------
Net income                      $   5,962   $   5,962   $  10,235    $  10,235   $  11,044   $  11,044   $  11,225   $  11,225
                                =========   =========   =========    =========   =========   =========   =========   =========
Weighted average shares
   outstanding                      9,049       9,049       8,679        8,679       8,676       8,676       8,671       8,671
Effect of share options issued
                                       --          50          --           25          --          16          --          17
                                ---------   ---------   ---------    ---------   ---------   ---------   ---------   ---------
Total weighted average shares
   outstanding                      9,049       9,099       8,679        8,704       8,676       8,692       8,671       8,688
                                =========   =========   =========    =========   =========   =========   =========   =========
Income per share before
   extra-ordinary item          $     .69   $     .69   $    1.18    $    1.18   $    1.27   $    1.27   $    1.29   $    1.29
Extraordinary item per share
                                     (.03)       (.03)         --           --          --          --          --          --
                                ---------   ---------   ---------    ---------   ---------   ---------   ---------   ---------
Net income per share            $     .66   $     .66   $    1.18    $    1.18   $    1.27   $    1.27   $    1.29   $    1.29
                                =========   =========   =========    =========   =========   =========   =========   =========

8.   BENEFIT PLANS:

During 1995, the Company adopted a 401(k) Plan (the "Plan") in which substantially all of the officers and employees are eligible to participate. The period permits eligible participants, as defined in the plan agreement, to defer up to 15% of their compensation, and the Company, at its discretion, may match a percentage of the employees' contributions. The employees' contributions are fully vested and contributions from the Company vest in accordance with an employee's years of service as defined in the plan agreement. The Company's contributions to the Plan for the four month period ended December 31, 1997 and for the fiscal years ended August 31, 1997, 1996 and 1995 were $43,000, $41,000, $39,000 and $1,000, respectively.

During 1995, the Company also adopted a Supplemental Retirement Plan (the "Supplemental Plan") covering certain senior management employees. The Supplemental Plan provides eligible employees through normal retirement date, as defined in the plan agreement, a benefit amount similar to that which would have been received under the provisions of a pension plan which was terminated in 1994. Contributions due by the Company under the provisions of this plan were $11,000, $92,000, $160,000 and $168,000 for the four month period ended December 31, 1997 and for the fiscal years ended August 31, 1997, 1996 and 1995.

9.   STOCK OPTION PLANS:

In December 1990, the shareholders approved an incentive stock option plan for key employees and a stock option plan for nonemployee trustees, covering 200,000 and 100,000 shares of beneficial interest, respectively. Under the terms of the plans, the purchase price of shares subject to each option granted will be at least equal to the fair market value of the shares on the date of grant. Options under the incentive stock option plan may be exercised as determined by the Company, but in no event later than 10 years from the date of grant. In December 1993, the Board of Trustees amended the incentive stock option plan for key employees, to increase the number of shares subject to option to 400,000 shares, to change the name of the plan to "1990 Incentive and Non Qualifying Stock Option Plan" and to expand some provisions of the plan. The stock option plan for nonemployee trustees provides for annual grants of 1,000 options (becoming exercisable in four equal installments). The options expire 10 years after the date of grant.

In December 1993, the Board of Trustees adopted a nonqualifying stock option plan covering 100,000 shares. The Company granted options on February 1, 1994 having a term of 10 years and subject to the other terms and conditions set forth in the plan. All 100,000 shares are outstanding at December 31, 1997.

On September 30, 1997, the Company adopted an Incentive and Non-Qualified Stock Option Plan (the "1997 Stock Option Plan") in connection with the TRO Transaction. Options on 455,000 Shares were granted to former TRO officers and employees on September 30, 1997 at an exercise price of $25.41 per share. All options granted on September 30, 1997 vest in four equal annual installments commencing January 1, 1999, and on each anniversary date thereof.

Changes in options outstanding are as follows:

                                                                     1997 Stock                          Plan For
                                                Exercise               Option          Employees        Nonemployee
                                                  Price                 Plan             Plan            Trustees
                                              --------------         ------------     -------------     -------------

Options outstanding at 8/31/95                $15.75-$25.375                  --           244,625             35,250
Options granted                               $20.375-$20.75                  --            50,500              6,000
Options exercised                                         --                  --                --                 --
                                                                    ------------    --------------   ----------------
Options outstanding at 8/31/96                $15.75-$25.375                  --           295,125             41,250
Options granted                               $22.375-$24.625                 --            45,000              6,000
Options exercised                             $15.75-$25.375                  --                --             (9,000)
                                                                    ------------    --------------   ----------------
Options outstanding at 8/31/97                $15.75-$25.375                  --           340,125             38,250
Options granted                               $25.41                     455,000                --                 --
Options exercised                             $15.75-$20.375                  --                --             (3,750)
                                                                    ------------    --------------   -----------------
Options outstanding at 12/31/97               $15.75-$25.41              455,000           340,125             34,500
                                                                    ============    ==============   ================

At December 31, 1997, options for 223,286 shares of beneficial interest with an aggregate purchase price of $4,853,000, (average of $21.73 per share) were exercisable.

During the fourth quarter of 1997, the Board of Trustees extended the exercise dates for 62,500 options previously granted to an officer of the Company and two retiring trustees. As a result, the Company recorded compensation expense of $300,000 for the four month period ended December 31, 1997 relating to this change in terms.

During fiscal year 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" (SFAS No.
123). SFAS No. 123 encourages a fair value method of accounting for employee stock options and similar equity instruments. The statement also allows an entity to continue to account for stock-based compensation using the intrinsic value method in APB Opinion No. 25. As provided for in the statement, the Company elected to continue the intrinsic value method of expense recognition. If compensation cost for these plans had been determined using the fair value method prescribed by SFAS No. 123, the Company's net income and net income per share would have reflected the unaudited pro forma amounts indicated below:

                                                 For the
                                               Four Month              For the Fiscal Years Ended
                                              Period Ended       --------------------------------------
                                               December 31,          August 31,          August 31,
                                                  1997                  1997                1996
                                            ----------------      ------------------   -----------------
                                            ------------------------(Unaudited)------------------------
Net income:
    As reported                             $      5,962,000      $     10,235,000    $     11,044,000
    Pro forma                               $      5,861,000      $     10,212,000    $     11,033,000
Net income per share:
    As reported-
       Basic                                $            .66      $           1.18    $           1.27
       Diluted                              $            .66      $           1.18    $           1.27
    Pro forma-
       Basic                                $            .65      $           1.18    $           1.27
       Diluted                              $            .65      $           1.18    $           1.27

The pro forma effect on the results may not be representative of the impact in future years because the fair value method was not applied to options granted before 1996.

The fair value of each option was estimated on the grant date using the Black-Scholes option pricing model and the assumptions presented below.

                                                       For the
                                                     Four Month              For the Fiscal Years Ended
                                                    Period Ended          -------------------------------
                                                    December 31,          August 31,           August 31,
                                                        1997                 1997                 1996
                                                    ------------          ----------           ----------

Expected life in years                                     5                     5                    5
Risk-free interest rate                                 6.09%                 6.10%                5.58%
Volatility                                             18.38%                17.31%               18.12%
Dividend yield                                          7.65%                 7.28%                8.90%

The weighted average fair value of options granted was $2.34, $2.05 and $1.29 for the four month period ended December 31, 1997 and the fiscal years ended August 31, 1997 and 1996, respectively.

10.  OPERATING LEASES:

The Company's apartments are typically leased to residents under operating leases for a period of one year. The Company's shopping centers are leased to tenants under operating leases with expiration dates extending to the year 2012.

Future minimum rentals under noncancelable operating leases at December 31, 1997 are as follows:

1998                                                   $     12,049,000
1999                                                         11,456,000
2000                                                         10,839,000
2001                                                          9,620,000
2002                                                          7,947,000
Thereafter                                                   29,537,000
                                                       ----------------
                                                       $     81,448,000
                                                       ================

The total future minimum rentals presented above do not include amounts that may be received as tenant reimbursements for charges to cover increases in certain operating costs.

11.  COMMITMENTS AND CONTINGENCIES:

During 1995 certain environmental matters arose at certain properties in which the Company has an interest. The Company retained environmental consultants in order to investigate these matters. At one property, in which the Company has a 50% ownership interest, groundwater contamination exists which the Company alleges was caused by the former tenant. Estimates to remediate this property, which are subject to the length of monitoring and the extent of remediation required, range in total from $100,000 to $1,000,000. In addition, above normal radon levels have been detected at two wholly owned properties. The estimated remaining cost to remediate these properties is approximately $115,000, which costs were received as a credit from the sellers as part of the initial acquisition.

The Company has recorded its share of these liabilities totaling $363,000 related to the consultants evaluation of these matters which, in certain instances, are subject to applicable state approvals of the remediation plans. In Management's opinion, no material incremental cost will be incurred on these properties. The Company will pursue recovery of remediation costs from all of the responsible parties, including its tenants and partners.

12.  ACQUISITION:

The Company acquired one property during the fiscal year ended August 31, 1995 for approximately $34,000,000 (including improvements) which was accounted for by the purchase method. The results of operations for the acquired property has been included from the respective purchase date. The pro forma financial information presented within this footnote is not necessarily indicative of the results which actually would have occurred if the acquisition had been consummated on September 1, 1994, nor does the pro forma information purport to represent the results of operations for future periods.

                                                         Fiscal Year
                                                            Ended
                                                         August 31,
                                                            1995
                                                     -----------------
                                                         (Unaudited)

Pro forma total revenues                             $     37,815,000
Pro forma net income                                 $     11,103,000
Basic pro forma net income per common share          $           1.28
Diluted pro forma net income per common share        $           1.28

13.  SUBSEQUENT EVENTS:

On January 26, 1998, the Company acquired the remaining 50% interest in a shopping center under construction located in Newark, Delaware, for a purchase price of at least $8.7 million consisting of $6 million in cash, $2.7 million to be paid through the issuance of Operating Partnership (OP) Units upon completion of the shopping center, and a contingent payment to issue additional OP Units at completion based on a predetermined formula which calculates the value of the center.

On May 12, 1998, a partnership in which the Company owns a 50% interest acquired a shopping center in Springfield, Pennsylvania for $7.3 million in cash of which the Company's share was approximately $3.7 million.

On July 21, 1998, the Company acquired Foulk Plaza (subsequently renamed "Brandywood Plaza") located in Wilmington, Delaware for a purchase price of approximately $4.3 million consisting of $1.3 million in cash and $3.0 million through the issuance of OP units.

On August 7, 1998, the Company acquired all of the partnership interests in a partnership that owns The Wood Apartments located in Ambler, Pennsylvania for a purchase price of approximately $21.2 million consisting of $12.2 million in cash, $1.7 million paid through the issuance of OP units and $7.3 million through the assumption of debt.

On August 27, 1998, the Company acquired Festival at Oaklands Shopping Center (subsequently renamed, "Festival at Exton") located in Exton, Pennsylvania for a cash purchase price of approximately $17.7 million.

On September 17, 1998, the Company acquired all of the beneficial interests in a trust that owns Prince Georges Plaza located in Hyattsville, Maryland for a purchase price of approximately $65.0 million, consisting of $19.0 million in cash, $3.0 million paid through the issuance of OP units and $43.0 million through the assumption of debt.

On December 18, 1998, the Company acquired the remaining 50% interest in two multifamily communities and a parcel of undeveloped land located in Coral Springs, Florida and Bear, Delaware. The Company paid $775,000 in cash to acquire the partnership interests and assumed mortgage indebtedness of approximately $29.8 million.

14.   SUMMARY OF QUARTERLY RESULTS (UNAUDITED):

The following presents a summary of the unaudited quarterly financial information for the three months ended December 31, 1997 and for the fiscal years ended August 31, 1997 and 1996.

For the three months ended December 31, 1997, revenues totaled $13,831,000, net income was $5,436,000, income before gains on sales of interests in real estate was $3,795,000, and gain on sales of interests in real estate totaled $2,090,000. On a per share basis, net income was $.60 and $.59 per basic and diluted income share, income before gain on sales of interests in real estate was $.42 and $.41 per basic and diluted income per share, and gain on sales of interests in real estate was $.23 for both basic and diluted income per share.

                                                                 For the Fiscal Year Ended August 31, 1997
                                                              (in thousands of dollars, except per share data)
                                            ----------------------------------------------------------------------------------
                                                 1st           2nd               3rd           4th
                                               Quarter       Quarter           Quarter       Quarter            Total
                                               -------       -------           -------       -------            -----

Revenues                                    $     10,063  $     10,186      $     10,085  $     10,151      $     40,485
                                            ============  ============      ============  ============      ============
Income before gains (loss) on sales of
    interests in real estate                $      2,639  $      1,520(1)   $      2,785  $      2,222(2)   $      9,166
Gains (loss) on sales of interests in real
    estate                                            --         1,461                --          (392)            1,069
                                            ------------  ------------      ------------  ------------      ------------
Net income                                  $      2,639  $      2,981      $      2,785  $      1,830      $     10,235
                                            ============  ============      ============  ============      ============
Basic income per share:
   Income before gains (loss) on sales of
      interests in real estate
                                            $       .30   $       .17       $       .32   $       .26       $      1.06
   Gains (loss) on sales of interests in
      real estate                                    --           .17                --          (.05)              .12
                                            -----------   -----------       -----------   -----------       -----------

         Total                              $       .30   $       .34       $       .32   $       .21       $      1.18
                                            ===========   ===========       ===========   ===========       ===========

Diluted income per share:
    Income before gains (loss) on sales
       of interests in real estate
                                            $       .30   $       .17       $       .32   $       .26       $      1.06
    Gains (loss) on sales of interests in
       real estate                                   --           .17                --          (.05)              .12
                                            -----------   -----------       -----------   ------------      -----------

         Total                              $       .30   $       .34       $       .32   $       .21       $      1.18
                                            ===========   ===========       ===========   ===========       ===========

(1) Reflects the recording of a provision for asset impairment (see Note 1) and the Company's share of prepayment fees relating to the refinancing of certain debt at partnerships accounted for under the equity method.

(2) Includes additional compensation expense (see Note 9) relating to a change in the terms of certain stock options previously granted.

                                                                For the Fiscal Year Ended August 31, 1997
                                                             (in thousands of dollars, except per share data)
                                            ----------------------------------------------------------------------------
                                                                   For the Year Ended August 31, 1996
                                            ----------------------------------------------------------------------------
                                                 1st           2nd               3rd           4th
                                               Quarter       Quarter           Quarter       Quarter            Total
                                               -------       -------           -------       -------            -----

Revenues                                    $      9,696  $      9,667      $      9,968  $      9,825      $     39,156
                                            ============  ============      ============  ============      ============
Income before gains on sales of
    interests in real estate                $      2,845  $      2,336      $      2,625  $      2,373      $     10,179
Gains on sales of interests in real estate
                                                      --            --               411           454               865
                                            ------------  ------------      ------------  ------------      ------------
Net income                                  $      2,845  $      2,336      $      3,036  $      2,827      $     11,044
                                            ============  ============      ============  ============      ============
Basis income per share:
   Income before gains on sales of
      interests in real estate
                                            $       .33   $       .27       $       .30   $       .27       $      1.17
   Gains on sales of interests in
      real estate                                    --            --               .05           .05               .10
                                            -----------   -----------       -----------   -----------       -----------

         Total                              $       .33   $       .27       $       .35   $       .32       $      1.27
                                            ===========   ===========       ===========   ===========       ===========

Diluted income per share:
   Income before gains on sales of
      interests in real estate
                                            $       .33   $       .27       $       .30   $       .27              1.17
   Gains on sales of interests in
      real estate                                    --            --               .05           .05               .10
                                            -----------   -----------       -----------   -----------       -----------

         Total                              $       .33   $       .27       $       .35   $       .32       $      1.27
                                            ===========   ===========       ===========   ===========       ===========




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